EXHIBIT 31.1
CERTIFICATION
I, Evan Levine, certify that:
1. I have reviewed this quarterly report on Form 10-Q of ADVENTRX Pharmaceuticals, Inc. for the quarter ended March 31, 2006, as amended by Amendment No.1 thereto;
2. Based on my knowledge, this quarterly report, as amended by Amendment No.1 thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.
3. *
4. *
5. *
Date: May 22, 2006

By:	/s/ EVAN LEVINE
Evan Levine
Chief Executive Officer

* Response omitted per Question 4 in “Division of Corporation Finance: Sarbanes-Oxley Act of 2002 — Frequently Asked Questions” November 8, 2002 (revised November 14, 2002) and n. 154 to Release 34-47986 (June 5, 2003).